Exhibit 99.1

WILLIAMS ROWLAND ACQUISITION CORP

BALANCE SHEET

JULY 29, 2021

		Pro Forma
	July 29, 2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$29,090	$1,900,000	(a)	$1,929,090
Prepaid expenses	386,900	-		386,900
Total current assets	415,990	1,900,000		2,315,990
Prepaid expenses – non-current portion	359,521	-		359,521
Cash held in trust account(1)	205,900,000	(1,900,000)	(a)	234,600,000
		30,000,000	(b)
		(600,000)	(c)
		1,200,000	(e)
Total Assets	$206,675,511	$30,600,000		$237,275,511

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	1,316,849	-		1,316,849
Due to related party	1,290	-		1,290
Promissory note – related party	125,000			125,000
Total Current Liabilities	1,443,139	-		1,443,139
Deferred underwriters’ discount	7,000,000	1,050,000	(d)	8,050,000
Total Liabilities	8,443,139	1,050,000		9,493,139

Commitments
Common stock subject to redemption, 18,944,350 and 21,841,409 shares, respectively, at redemption value of $10.20	193,232,371	29,550,000	(f)	222,782,371

Stockholders’ Equity:
Preference stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Common stock, $0.0001 par value; 100,000,000 shares authorized; 6,805,650 and 6,908,591 shares issued and outstanding (excluding 18,944,350 and 21,841,409 shares subject to possible redemption, respectively)	681	300	(b)	691
		(290)	(f)
Additional paid-in capital	5,104,276	29,999,700	(b)	5,104,266
		(600,000)	(c)
		(1,050,000)	(d)
		1,200,000	(e)
		(29,549,710)	(f)
Accumulated deficit	(104,956)	-		(104,956)
Total Stockholders’ Equity	5,000,001	-		5,000,001

Total Liabilities and Stockholders’ Equity	$206,675,511	$30,600,000		$237,275,311

(1)

Balance in Trust Account includes $1,900,000 in funds that were wired to the operating bank account on July 30, 2021 in accordance with closing instructions. This was listed as a subsequent event in the 8-K filed with the audited balance sheet on August 5, 2021. The transfer is shown as part of the pro-forma transactions presented.

The accompany notes are an integral part of the financial statement.

NOTE 1 – CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Williams Rowland Acquisition Corp. (the “Company”) as of July 29, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on August 5, 2021.

Additionally, this Pro Forma Balance Sheet presents $1,900,000 in proceeds from the Initial Public Offering (“IPO”) that were wired to the Company’s operating bank account the following day. The wire of $1,900,000 in cash from the Trust Account took place on July 30, 2021 and was listed as a subsequent event to the 8-K containing the audited balance sheet from the IPO filed on August 5, 2021.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”) on July 29, 2021. Each Unit consists of one share of Common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one share of Common stock at a price of $11.50 per share, subject to adjustment.

The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional Units to cover over-allotments, if any. On August 3, 2021, the Underwriters announced their intention to fully exercise the over-allotment option and on August 5, 2021 purchased an additional 3,000,000 Over-Allotment Units, generating an aggregate of gross proceeds of $30,000,000, and incurred an additional $600,000 in cash underwriting fees.

Simultaneously with the exercise of the Underwriters’ over-allotment option, the Sponsor of the Company purchased an additional 1,200,000 Private Placement Warrants, generating aggregate gross proceeds of $1,200,000.

Upon closing of the IPO and the sale of the Over-Allotment Units, a total of $234,600,000 ($10.20 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash in operating bank account	$1,900,000
	Funds in trust account		$1,900,000
	To record subsequent event of transfer from funds in Trust account to operating account

(b)	Funds in trust account	$30,000,000
	Common stock		$300
	Additional paid-in capital		$29,999,700
	To record proceeds from sale of over-allotment units

(c)	Additional paid-in capital	$600,000
	Funds in trust account		$600,000
	To record additional underwriters’ discount arising from the sale of over-allotment units

(d)	Additional paid-in capital	$1,050,000
	Deferred underwriters’ fee payable		$1,050,000
To record additional deferred underwriters’ fee arising from the sale of the over-allotment units
(e)	Funds in trust account	$1,200,000
	Additional paid-in capital		$1,200,000
	To record proceeds from sale of additional private placement warrants

(f)	Additional paid-in capital	$29,549,710
	Common stock	$290
	Common stock subject to redemption		$29,550,000
	To record additional shares subject to redemption arising from the over-allotment exercise